UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of report:  December 16, 2004
                         (Date of earliest event reported)

                          MERGE TECHNOLOGIES INCORPORATED
                (Exact Name of Registrant as Specified in Its Charter)

         Wisconsin		      0-29486		      39-1600938
 (State or other jurisdiction	(Commission File No.)	    (IRS Employer
      of incorporation)	                                  Identification No.)

               1126 South 70th Street, Milwaukee, Wisconsin 53214-3151
                       (Address of Principal Executive Offices)

                                   (414) 977-4000
                 (Registrant's telephone number including area code)

                                        N/A
            (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act
----	(17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
----	(17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the
----	Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the
----	Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS.
-------------------------

	In its Current Report on Form 8-K dated November 24, 2004, Merge Technologies Incorporated (the "Company") announced that it entered into a Merger Agreement (the "Merger Agreement"), dated November 24, 2004, by and among the Company, AccuImage Diagnostics Corp., a Nevada corporation ("AccuImage"), ADI Acquisition Corp. a Nevada corporation and wholly owned subsidiary of the Company ("Acquisition Sub") and Aviel Faliks, providing for the acquisition of AccuImage by the Company for approximately $6 million in cash. On December 16, 2004, Aviel Faliks, the principal shareholder of AccuImage ("Mr. Faliks"), contributed Nine Million (9,000,000) shares of AccuImage Common Stock back to AccuImage which he received during the year 2004.

	As a result of Mr. Faliks contribution of those shares to AccuImage, the number of shares of AccuImage Common Stock outstanding has been reduced by 9,000,000 shares. Consequently, the disclosure concerning the cash that AccuImage shareholders will receive as a result of the Merger Agreement has changed and is now approximately $0.12 per share of AccuImage Common Stock, as opposed to $0.10 per share as represented in the Company's previous Current Report on Form 8-K. Mr. Faliks' ownership percentage of AccuImage's outstanding Common Stock has been reduced to approximately 52.4%.

	The aggregate consideration in the Merger remains unchanged at approximately $6 million.


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                                  SIGNATURES
				 ------------

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED


Dated:  December 17, 2004	By: /s/ Richard A. Linden
				---------------------------------------
				Richard A. Linden,
				President and Chief Executive Officer



				MERGE TECHNOLOGIES INCORPORATED


Dated:  December 17, 2004	By:   /s/ Scott T. Veech
				---------------------------------------
				Scott T. Veech,
				Chief Financial Officer, Treasurer and
				  Secretary


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